Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TransAtlantic Petroleum Corp.

We consent to the use of our report, dated March 21, 2006 except for note 13 which is as of August 11, 2006, included in this Form 20-F.

/s/ KPMG LLP

Calgary, Canada

August 14, 2006